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                                                                    EXHIBIT (4b)



                           ACCEPTANCE OF APPOINTMENT

                           AS SUCCESSOR RIGHTS AGENT






                                      IV-7
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              ACCEPTANCE OF APPOINTMENT AS SUCCESSOR RIGHTS AGENT


         The undersigned SunTrust Bank, Atlanta hereby accepts, effective January 1, 1997, its appointment as successor Rights Agent under the Rights Agreement as desribed above.

                                           SunTrust Bank, Atlanta


                                           By  /s/ A. C. Conn
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                                           Its Group Vice President
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